UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Exchange Act of 1934 (Amendment No.    )
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Synaptics Incorporated
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 17, 2006

     The Annual Meeting of Stockholders of Synaptics Incorporated, a Delaware corporation, will be held at 11:00 a.m., on Tuesday, October 17, 2006, at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054 for the following purposes:
     1. To elect two directors to serve for three-year terms expiring in 2009.
     2. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 30, 2007.
     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
     The foregoing items of business are more fully described in the proxy statement accompanying this notice.
     Only stockholders of record at the close of business on September 1, 2006 are entitled to notice of and to vote at the meeting.
     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if the stockholder previously has returned a proxy.

Sincerely,

Santa Clara, California	Russell J. Knittel
September 19, 2006	Secretary

SYNAPTICS INCORPORATED
3120 Scott Blvd., Suite 130
Santa Clara, California 95054

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
     The enclosed proxy is solicited on behalf of Synaptics Incorporated, a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Tuesday, October 17, 2006 at 11:00 a.m., or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054.
     These proxy solicitation materials were first mailed on or about September 19, 2006 to all stockholders entitled to vote at the meeting.
Voting Securities and Voting Rights
     Stockholders of record at the close of business on September 1, 2006, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 25,046,353 shares of our common stock, $0.001 par value per share.
     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the two persons receiving the highest number of “for” votes of our common stock present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected as directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 30, 2007.
     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominees for director set forth in this proxy statement; (2) “for” the ratification of the appointment of KPMG LLP as the independent auditor of our company for the fiscal year ending June 30, 2007; and (3) as the persons specified in the proxy deem advisable on any such other matters as may come before the meeting.
Revocability of Proxies
     Any stockholder giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation, by delivering to us a duly executed proxy bearing a later date, or by attending the meeting and voting in person.
Solicitation
     We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
Annual Report and Other Matters
     Our 2006 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the “Compensation Committee Report on Executive Compensation,” “Audit Committee Report,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
     We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended June 24, 2006 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our executive offices set forth in this proxy statement.
ELECTION OF DIRECTORS
Nominees
     Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. The directors are divided into three classes, with one class standing for election each year for a three-year term. The Board of Directors has nominated Keith B. Geeslin and Jeffrey D. Buchanan for election as Class 1 directors for three-year terms expiring in 2009 or until their successors have been elected and qualified.
     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. Messrs. Geeslin and Buchanan currently are directors of our company. In the event that either Mr. Geeslin or Mr. Buchanan is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominees designated by the current Board of Directors to fill the vacancies. It is not expected that either Mr. Geeslin or Mr. Buchanan will be unable or will decline to serve as a director.
     The Board of Directors recommends a vote “for” the nominees named herein.

     The following table sets forth certain information regarding our directors and the nominees for directors:

Name	Age	Position	Term Expires
Federico Faggin	64	Chairman of the Board	2007
Francis F. Lee	54	President, Chief Executive Officer, and Director	2008
Keith B. Geeslin	53	Director	2006
Richard L. Sanquini	71	Director	2008
W. Ronald Van Dell	49	Director	2007
Jeffrey D. Buchanan	50	Director	2006
     Federico Faggin co-founded our company and has been the Chairman of the Board of our company since January 1999. He served as a director, President, and Chief Executive Officer of our company from March 1987 to December 1998. Mr. Faggin is currently President, Chief Executive Officer, and a director of Foveon, Inc., a private company that develops advanced image sensing technology and in which we have an ownership interest. He is also a director of ZiLOG, Inc., a public company that is a designer, manufacturer, and marketer of integrated microcontroller products. Mr. Faggin also co-founded Cygnet Technologies, Inc. in 1982 and ZiLOG, Inc. in 1974. Mr. Faggin served as Department Manager in Research and Development at Intel Corporation from 1970 to 1974 and led the design and development of the world’s first microprocessor and more than 25 integrated circuits. In 1968, Mr. Faggin was employed by Fairchild Semiconductor and led the development of the original MOS Silicon Gate Technology and designed the world’s first commercial integrated circuit to use such technology. He is the recipient of many honors and awards, including the 1988 International Marconi Fellowship Award, the 1994 IEEE W. Wallace McDowell Award, and the 1997 Kyoto Prize. In addition, in 1996, Mr. Faggin was inducted in the National Inventor’s Hall of Fame for the co-invention of the microprocessor. Mr. Faggin holds a doctorate in physics, summa cum laude, from the University of Padua, Italy. He also holds honorary doctorate degrees in computer science from the University of Milan, Italy and in electrical engineering from the University of Rome, Italy.
     Francis F. Lee has been a director and the President and Chief Executive Officer of our company since January 1999. He was a consultant from August 1998 to November 1998. From May 1995 until July 1998, Mr. Lee served as General Manager of NSM, a Hong Kong-based joint venture between National Semiconductor Corporation and S. Megga. Mr. Lee held a variety of executive positions for National Semiconductor from 1988 until August 1995. These positions included Vice President of Communication and Computing Group, Vice President of Quality and Reliability, Director of Standard Logic Business Unit, and various other operations and engineering management positions. Mr. Lee is a director of Foveon, Inc. Mr. Lee holds a Bachelor of Science degree, with honors, in electrical engineering from the University of California at Davis.
     Keith B. Geeslin has been a director of our company since 1986. Mr. Geeslin has been a General Partner of Francisco Partners, a firm specializing in structured investments in technology companies undergoing strategic, technological, and operational inflection points, since January 2004. From 2001 until October 2003, Mr. Geeslin served as Managing General Partner of the Sprout Group, a venture capital firm, with which he became associated in 1984. In addition, Mr. Geeslin served as a general or limited partner in a series of investment funds associated with the Sprout Group, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse First Boston (USA), Inc. Mr. Geeslin is a director of Blue Coat Systems, Inc., a public company, and several privately held companies. He has also served as a director of the Western Association of Venture Capitalists. Mr. Geeslin holds a Bachelor of Science degree in Electrical Engineering and a Masters of Science degree in Engineering and Economic Systems from Stanford University and a Masters of Arts degree in Philosophy, Politics, and Economics from Oxford University.
     Richard L. Sanquini has been a director of our company since 1994. Mr. Sanquini has been the Chairman of the Board of PortalPlayer, Inc., a public company that designs, develops, and markets personal media player solutions, since November 2002. Mr. Sanquini retired from National Semiconductor as Senior Vice President in January 2000. Mr. Sanquini had been with National Semiconductor since 1980, except for between March 1989 and December 1989, when he served as President and Chief Executive Officer of Information Storage Devices, a semiconductor company. Mr. Sanquini also serves on the board of ZiLOG, Inc., a public company that is a designer, manufacturer, and marketer of integrated microcontroller products, and several privately held companies.

Mr. Sanquini holds a Bachelor of Science degree in electrical engineering from the Milwaukee School of Engineering, Wisconsin.
     W. Ronald Van Dell has been a director of our company since April 2002. Mr. Van Dell has been President and Chief Executive Officer of Primarion, Inc., a mixed signal semiconductor company, since March 2004. Mr. Van Dell served as the President and Chief Executive Officer of Legerity, a fabless analog/mixed-signal semiconductor company, from December 2000 until February 2004. Prior to joining Legerity, from July 1999 until December 2000, Mr. Van Dell served as General Manager for Dell Computer’s Dimension product line. Prior to joining Dell Computer, Mr. Van Dell served from November 1997 until July 1999 as Vice President and General Manager of the communication integrated circuit business, and from August 1995 until October 1997 as Vice President and General Manager of worldwide marketing and sales, for Harris Semiconductor (now Intersil Corporation). Mr. Van Dell has been a member of the Switzerland-based World Economic Forum and holds a Bachelor of Science degree in electrical engineering from Michigan Technological University.
     Jeffrey D. Buchanan has been a director of our company since September 2005. Mr. Buchanan has been a principal of Echo Advisors, Inc., a corporate consulting and advisory firm focusing on mergers, acquisitions, and strategic planning, since February 2005. Mr. Buchanan served as Executive Vice President of Three-Five Systems, Inc., a publicly traded electronic manufacturing services company, from June 1998 until February 2005; as Chief Financial Officer and Treasurer of that company from June 1996 until February 2005; and as Secretary of that company from May 1996 until February 2005. Mr. Buchanan served as Vice President – Finance, Administration, and Legal of that company from June 1996 until July 1998 and as Vice President – Legal and Administration of that company from May 1996 to June 1996. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O’Connor, Cavanagh, Anderson, Killingsworth & Beshears. Mr. Buchanan was associated with the international law firm of Davis Wright Tremaine from 1984 to 1986, and he was a senior staff person at Deloitte & Touche from 1982 to 1984. Mr. Buchanan is a director of Smith & Wesson Holding Corporation, the largest manufacturer of handguns in the United States, which is listed on the Nasdaq Global Select Market; and a director of NuVision U.S., Inc., a privately owned display company. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. Mr. Buchanan holds a Bachelor of Science in Accounting from Arizona State University, a Juris Doctorate from the University of Arizona, and Masters of Law in Taxation from the University of Florida.
Information Relating to Corporate Governance and the Board of Directors
     Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Buchanan, Faggin, Geeslin, Sanquini, and Van Dell are independent directors, as “independence” is defined by Nasdaq, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Lee is an employee director.
     Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The members of our Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee consist entirely of independent directors.
     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.synaptics.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.
     We regularly schedule executive sessions at which independent directors meet without the presence or participation of management. The Chairman of the Board of Directors presides at such executive sessions. In his absence, the presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominations and Corporate Governance Committee.
     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Synaptics Incorporated c/o any specified individual director or directors at the company address listed in this proxy statement. Any such letters are forwarded to the indicated directors.
     The Audit Committee
     The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
     The Audit Committee currently consists of Messrs. Buchanan, Sanquini, and Van Dell, each of whom is an independent director of our company under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Buchanan (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Buchanan serves as the Chairman of the Audit Committee.
     The Compensation Committee
     The purposes of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Faggin, Geeslin, and Sanquini, with Mr. Sanquini serving as Chairman.
     The Nominations and Corporate Governance Committee
     The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Faggin, Geeslin, and Van Dell, with Mr. Faggin serving as Chairman.
     The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s corporate secretary at the company address listed in this proxy statement. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined by Nasdaq.

     The Board of Directors held a total of seven meetings during fiscal 2006. The Audit Committee held five meetings during fiscal 2006. The Compensation Committee held a total of five meetings during fiscal 2006. The Nominations and Corporate Governance Committee held no meetings during the fiscal year ended June 24, 2006. Each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during fiscal 2006, and (2) the total number of meetings held by all committees of our Board of Directors on which such person served during fiscal 2006.
     We encourage our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practical, we generally schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders. Four of our directors attended our annual meeting of stockholders last year.
Director Compensation
     We pay each non-employee director an annual retainer of $10,000 in cash or stock at the director’s election, provided such election is made six months in advance of the annual retainer payment date. We also pay a fee of $2,000 to each non-employee director for attendance at each board meeting in person and $500 for attendance at each board meeting by teleconference as well as a fee of $1,000 (or $2,000 for the committee chair) for each committee meeting attended. In addition, non-employee directors are currently eligible to receive grants of options to purchase our common stock or deferred stock units under our 2001 incentive compensation plan, with the Chairman of the Board currently eligible to receive an annual grant of options to purchase 18,750 shares, or an equivalent annual grant of options and deferred stock units, and other non-employee directors currently eligible to receive an annual grant of options to purchase 12,500 shares, or an equivalent annual grant of options and deferred stock units. Newly elected non-employee directors receive an initial grant of options to purchase 50,000 shares of our common stock in lieu of any annual option grant during the first year of service. We reimburse non-employee directors for their expenses for attending board and committee meetings.
     During fiscal 2006, we granted options to purchase shares of common stock and deferred stock units to the following non-employee directors: options to purchase 50,000 shares at an exercise price of $19.56 were granted to Mr. Buchanan; options to purchase 14,062 shares at an exercise price of $30.71 per share and 1,562 deferred stock units were granted to Mr. Faggin; options to purchase 9,375 shares at an exercise price of $30.71 per share and 1,041 deferred stock units were granted to Mr. Geeslin; options to purchase 9,375 shares at an exercise price of $30.71 per share and 1,041 deferred stock units were granted to Mr. Sanquini; and options to purchase 9,375 shares at an exercise price of $30.71 per share and 1,041 deferred stock units were granted to Mr. Van Dell. Twenty-five percent of the options granted to each director will vest and become exercisable on the first anniversary of the date of grant, and options to purchase 1/48th of the total number of options granted to each director will vest and become exercisable each month thereafter. Twenty-five percent of the shares subject to the deferred stock units granted to each director will vest and become exercisable on January 31, 2007, and 1/16th of the total number of shares subject to the deferred stock units granted to each director will vest quarterly thereafter.

EXECUTIVE COMPENSATION
     The following table sets forth, for the fiscal periods indicated, the total compensation earned for services provided to us in all capacities by our Chief Executive Officer and our four next most highly compensated executive officers whose aggregate compensation exceeded $100,000 during fiscal 2006, whom we refer to as the named executive officers.
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
				Restricted	Securities
				Stock	Underlying	All Other
Name and	Annual Compensation (1)			Award(s)	Options	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	(#)(2)	(#)(3)	($)
Francis F. Lee	2006	$303,000	$320,000	$383,875	112,500	$3,000	(4)
President and Chief	2005	295,000	770,000	—	200,000	28,534	(5)
Executive Officer	2004	280,000	470,000	—	200,000	800	(4)

Donald E. Kirby (6)	2006	$236,000	$141,000	—	60,000	$2,800	(4)
Senior Vice President and	2005	230,000	326,000	—	50,000	23,363	(7)
General Manager PC	2004	221,000	200,000	—	50,000	651	(4)
Products

Russell J. Knittel	2006	$230,000	$155,000	—	60,000	$2,900	(4)
Senior Vice President,	2005	220,000	335,000	—	55,000	2,267	(4)
Chief Financial Officer,	2004	210,000	210,000	—	55,000	1,050	(4)
Chief Administrative Officer, Secretary, and Treasurer

Clark F. Foy	2006	$203,000	$93,000	—	60,000	$2,814	(4)
Vice President of Marketing	2005	201,000	200,000	—	30,000	2,007	(4)
	2004	200,000	115,000	—	—	525	(4)

Thomas D. Spade	2006	$297,500	—	—	30,000	$2,857	(4)
Vice President of	2005	422,800	—	—	30,000	16,597	(8)
Worldwide Sales	2004	325,401	—	—	30,000	702	(4)

Shawn P. Day, Ph. D.	2006	$194,000	$100,000	—	30,000	$2,860	(4)
Vice President of Research	2005	190,000	218,000	—	25,000	64,484	(9)
and Development	2004	185,000	131,000	—	30,000	660	(4)

(1)	Executive officers received certain perquisites, the value of which did not exceed the lesser of $50,000 or 10% of that officer’s salary and bonus during fiscal 2006.

(2)	Amount shown represents the value of the deferred stock units granted to Mr. Lee in fiscal 2006 based on the closing price of our common stock on the date of grant, January 17, 2006. At June 24, 2006, none of the shares subject to the deferred stock units were vested. The value of the unvested shares at June 24, 2006 was $272,375 based on the closing price of our common stock on June 23, 2006, the last trading day of fiscal 2006. The shares subject to the deferred stock units vest 25% on January 31, 2007 and 1/16th per quarter thereafter.

(3)	The exercise price of all stock options granted was equal to the fair market value of our common stock on the date of grant.

(4)	Amounts shown represent matching contributions to our company’s 401(k) Plan for the specified year.

(5)	Amount shown includes $26,384 of accrued vacation payout and $2,150 of matching contributions to our company’s 401(k) plan.

(6)	Mr. Kirby resigned from his position as Senior Vice President and General Manager PC Products effective March 31, 2006.

(7)	Amount shown includes $21,037 of accrued vacation payout and $2,326 of matching contributions to our company’s 401(k) plan.

(8)	Amount shown includes $14,629 of accrued vacation payout and $1,968 of matching contributions to our company’s 401(k) plan.

(9)	Amount shown includes $62,524 of accrued vacation payout and $1,960 of matching contributions to our company’s 401(k) plan.

Option Grants
     The table below provides information about the stock options granted to the named executive officers during fiscal 2006. These options were granted under our 2001 incentive compensation plan and have a term of 10 years. The options may terminate earlier if the optionholder stops providing services to us.
     The percentage of total options in the table below was calculated based on options to purchase an aggregate of 1,585,184 shares of our common stock granted to our employees in fiscal 2006.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable
	Number of	Percent of			Value at Assumed
	Securities	Total Options			Annual Rates of
	Underlying	Granted to			Stock Price Appreciation
	Options	Employees in	Exercise	Expiration	for Option Term(2)
Name	Granted(#)(1)	Fiscal Year	Price($/Sh)	Date	5%	10%
Francis F. Lee	112,500	7.1%	$30.71	01/17/2016	$2,172,752	$5,506,181
Donald E. Kirby	60,000	3.8%	$21.50	07/26/2015	$811,274	$2,055,928
Russell J. Knittel	60,000	3.8%	$21.50	07/26/2015	$811,274	$2,055,928
Clark F. Foy	60,000	3.8%	$21.50	07/26/2015	$811,274	$2,055,928
Thomas D. Spade	30,000	1.9%	$21.50	07/26/2015	$405,637	$1,027,964
Shawn P. Day, Ph.D.	30,000	1.9%	$21.50	07/26/2015	$405,637	$1,027,964

(1)	Twenty-five percent of the options granted to each of the named officers will vest and become exercisable on the first anniversary of the date of grant, and 1/48th of the total number of options granted to each of the named officers will vest and become exercisable each month thereafter.

(2)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved based on the assumed 5% and 10% stock price appreciation rates for the respective option grants if exercised at the end of the option term. The assumed 5% and 10% stock price appreciation rates are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our company’s common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.
Option Exercises and Option Holdings
     The following table describes, for the named executive officers, the number of shares acquired and the value realized upon exercise of stock options during fiscal 2006 and the exercisable and unexercisable options held by them as of June 24, 2006.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money Options at
	Acquired on	Value	Options at June 24, 2006		June 24, 2006 (1)
	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Francis F. Lee	160,000	$2,858,273	933,332	354,168	$14,714,364	$907,386
Donald E. Kirby	—	—	250,120	104,881	$3,697,930	$349,039
Russell J. Knittel	60,500	$1,393,459	125,727	106,773	$1,514,930	$341,215
Clark F. Foy	25,000	$511,781	64,875	75,625	$778,954	$496,456
Thomas D. Spade	33,214	$715,841	38,752	55,625	$365,579	$187,106
Shawn P. Day, Ph. D.	15,000	$343,052	97,395	52,605	$1,304,355	$171,345

(1)	Calculated based upon the June 23, 2006 Nasdaq Global Select Market (formerly Nasdaq National Market) closing price of $21.79 per share, multiplied by the number of in-the-money options held, less the aggregate exercise price for such options.

Employment Agreements
     We have no written employment contracts with our executive officers or directors. We do have, however, Change of Control and Severance Agreements described below or signed terms-and-conditions agreements with certain employees. We offer our employees a 401(k) match and an employee stock purchase plan, as well as medical, dental, vision, life, and disability insurance benefits. Our executive officers and other key personnel are eligible to receive incentive bonuses and are eligible to receive stock-based awards under our incentive compensation plans.
Severance Policy
     We maintain a severance policy for certain executive officers designated by our Board of Directors and who have completed at least one full year of employment with our company. Under the policy, we will pay base salary and targeted bonus and maintain benefits following a termination of employment without cause for one year in the case of the Chief Executive Officer and six months in the case of the other designated executive officers, and will continue to vest stock options for one year in the case of the Chief Executive Officer and six months in the case of the other designated executive officers unless the options provide otherwise. In the event of death, we will pay to the estate of the executive the executive’s base salary and targeted bonus for one year in the case of the Chief Executive Officer and 50% of the base salary and targeted bonus in the case of the other designated executive officers. Messrs. Lee and Knittel currently are subject to the severance policy.
Change of Control and Severance Agreements
     We are a party to a Change of Control and Severance Agreement with each of Francis F. Lee, Thomas J. Tiernan, and Russell J. Knittel. The agreements become effective upon a change of control of our company as defined in the agreements. Under the agreements, each of the executives has agreed to remain employed by our company or its successor for a rolling one-year period after a change of control upon the same terms and conditions that existed immediately prior to the change of control and to refrain from competing with our company during the term of employment and while any severance payments are being made. The agreements provide for the payment by our company, for one year after termination of employment by our company without good cause or by the executive for good reason, as defined in the agreements, or by the executive for any reason during the 30-day period following the first anniversary of the change of control, of compensation equal to the greater of two times the average of the base salary and bonus for the two years prior to such termination or the base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Mr. Lee and the greater of the average of the base salary and bonus for the two years prior to such termination or the base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Messrs. Tiernan and Knittel. In the case of such termination, the agreements also provide for the continuation of insurance coverage on the executive and the executive’s family for two years in the case of Mr. Lee and one year in the case of Messrs. Tiernan and Knittel. In addition, the agreements provide for the continuation of base salary payments and benefit coverage for the executive’s family for a period of 12 months after the death of the executive and for the payment in the event of disability of a lump sum equal to the greater of two times the average of the base salary and bonus for the two fiscal years prior to such termination or the executive’s base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Mr. Lee and the greater of the average of the base salary and bonus for the two fiscal years prior to such termination or the executive’s base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Messrs. Tiernan and Knittel. The agreements provide that in the event of a change of control 50% of unvested options vest immediately and the remaining 50% of unvested options vest immediately if the executive is terminated by our company without good cause or by the executive for good reason. All vested options, including those vesting under the terms of the agreements, will be exercisable during their full term in the event of a change of control.
     In addition, Mr. Lee currently holds options to purchase 33,334 shares that provide for acceleration of vesting upon a change of control in accordance with the terms of his option agreement, which predated his Change of Control and Severance Agreement with us.

Indemnification Under our Certificate of Incorporation and Bylaws and Indemnification Agreements
     Our certificate of incorporation provides that no director will be personally liable to our company or its stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law. The effect of this provision in the certificate of incorporation is to eliminate the rights of our company and its stockholders, either directly or through stockholders’ derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under the Delaware General Corporation Law. In addition, we have adopted provisions in our bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.
1996 Stock Option Plan
     Our 1996 stock option plan provides for the grant of incentive stock options to employees, including employee directors, and of nonstatutory stock options to employees, directors, and consultants. The purposes of the 1996 stock option plan are to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 1996 stock option plan was originally adopted by our Board of Directors in December 1996 and approved by our stockholders in November 1996. The 1996 stock option plan provides for the issuance of options and rights to purchase up to 5,380,918 shares of our common stock. Unless terminated earlier by the Board of Directors, the 1996 stock option plan will terminate in December 2006. As of June 24, 2006, options to purchase 1,222,989 shares of our common stock were outstanding under the 1996 stock option plan and 3,833,684 shares had been issued upon exercise of outstanding options.
2000 Nonstatutory Stock Option Plan
     Our 2000 nonstatutory stock option plan provides for the grant of nonstatutory stock options to employees and consultants. The purposes of the 2000 nonstatutory stock option plan are to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 2000 nonstatutory stock option plan was adopted by our Board of Directors in September 2000. The 2000 nonstatutory stock option plan provides for the issuance of options to purchase up to 200,000 shares of our common stock. Unless terminated earlier by the Board of Directors, the 2000 nonstatutory stock option plan will terminate in September 2010. As of June 24, 2006, options to purchase 55,334 shares of our common stock were outstanding under the 2000 nonstatutory stock option plan and 107,082 shares had been issued upon exercise of outstanding options.
2001 Incentive Compensation Plan
     Our 2001 incentive compensation plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors, by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The 2001 incentive compensation plan was adopted by our Board of Directors in March 2001 and approved by our stockholders in November 2001. Under the 2001 incentive compensation plan, an aggregate of 2,414,826 shares of common stock as of the end of fiscal 2006 may be issued pursuant to the granting of options to acquire common stock, the direct granting of restricted common stock and deferred stock, the granting of stock appreciation rights, or the granting of dividend equivalents. On the first day of each calendar quarter, an additional number of shares equal to 1 1/2% of the total number of shares then outstanding will be added to the number of shares that may be subject to the granting of awards. As of June 24, 2006, options to purchase 4,529,688 shares of our common stock and 38,280 deferred stock units were outstanding under the 2001 incentive compensation plan and 1,332,877 shares had been issued upon exercise of outstanding options.

2001 Employee Stock Purchase Plan
     Our 2001 employee stock purchase plan is designed to encourage stock ownership in our company by our employees, thereby enhancing employee interest in our continued success. The plan was adopted by our Board of Directors in February 2001 and approved by our stockholders in November 2001. One million shares of our common stock were initially reserved for issuance under the plan. An annual increase is made equal to the lesser of 500,000 shares, 1% of all shares of common stock outstanding, or a lesser amount determined by the Board of Directors. As of June 24, 2006, there were 613,371 shares reserved for issuance under the plan. During fiscal 2006, 93,020 shares of common stock were issued under the plan.
401(k) Retirement Savings Plan
     In July 1991, we adopted a 401(k) retirement savings plan for which our employees generally are eligible. The plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the plan by employees or by us and the investment earnings on the contributions are not taxable to the employees until withdrawn. Our contributions are deductible by us when made. Our employees may elect to reduce their current compensation by an amount equal to the maximum of 25% of total annual compensation or the annual limit permitted by law and to have those funds contributed to the plan. We provide matching funds of 20% of the employee’s contribution up to a maximum of $2,800.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Introduction
     The Compensation Committee of the Board of Directors of our company consists exclusively of non-employee directors. The committee is responsible for reviewing and establishing compensation practices, executive salary levels, and variable compensation programs, both cash-based and equity-based. The committee generally reviews base salary levels for executive officers at the beginning of each fiscal year and sets actual bonuses at the end of each fiscal year based upon individual executive performance and the performance of our company.
     Richard L. Sanquini is the Chairman of the committee, and Federico Faggin and Keith B. Geeslin are the other committee members.
Philosophy
     Our executive compensation program seeks to provide a level of compensation that is competitive with companies similar in both size and industry. The committee obtains the comparative data used to assess competitiveness from a variety of resources. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term company performance, as well as individual performance. The committee uses its discretion to establish executive compensation when, in its judgment, external, internal, or an individual’s circumstances warrant.
Compensation Program
     The primary components of executive compensation consist of base salary, annual incentive bonuses, and stock-based awards.
     Base Salary
     The committee establishes salaries for executive officers based on the overall performance of our company, an evaluation of individual executive performance, and industry data. The committee makes final decisions on any adjustments to the base salary for executives in conjunction with the recommendations of the Chief Executive Officer. The committee’s evaluation of the recommendations of the Chief Executive Officer considers the same factors outlined above and is subjective, with no particular weight assigned to any one factor. Base salaries for the executive officers were increased in fiscal 2006 to an extent reflecting market factors.
     Annual Incentive Bonuses
     Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of our company. The granting of such awards is based upon the achievement of company performance objectives and predefined individual performance objectives. Individual performance objectives are developed for every senior level manager and key employee early in each fiscal year. After the first half of the year and upon the close of each fiscal year, executive management and the committee conduct an assessment of company and individual performance achieved versus company and individual performance objectives. This assessment may include individual responsibility, performance, and compensation level. Simultaneously, the Board of Directors conducts an assessment of our company’s overall performance to date, which may include the achievement of sales, operating income, and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.
     Based on both individual performances and the assessment of our company’s overall performance in fiscal 2006, bonuses were awarded to our named executive officers as set forth under “Executive Compensation — Summary Compensation Table.”
     Stock-Based Awards
     Our company grants stock-based awards, including stock options and deferred stock units, periodically to our employees to provide additional incentive to work to maximize long-term total return to stockholders. Under each incentive compensation plan, the Board of Directors is specified to act as the plan administrator, although the

Board of Directors has authorized the Compensation Committee to make decisions regarding grants of stock-based awards to senior officers and employees of and consultants to our company. In general, stock options are granted to employees at the onset of employment. If, in the opinion of the plan administrator, the outstanding service of an existing employee merits an increase in the number of options held, however, the plan administrator may elect to issue additional stock-based awards, such as additional options or deferred stock units, to that employee. The vesting period on grants is generally four years for newly hired employees. The vesting schedule is generally 25% on the first anniversary of the grant date and 1/48th of the total shares each month thereafter in order to encourage holders to continue in the employ of our company. Certain officers and key employees may sometimes have longer vesting schedules with vesting starting two or more years after the grant date. In fiscal 2006, the issuance of stock options and deferred stock units to certain executive officers and other employees was authorized, including those to our named executive officers as set forth under “Executive Compensation – Summary Compensation Table.”
     Benefits
     Our company provides various employee benefit programs to executive officers, including medical, dental, vision, life, and disability insurance benefits, a 401(k) retirement savings plan, and an employee stock purchase plan. These benefits are generally available to all employees of our company.
     Chief Executive Officer Compensation
     The committee considers the same factors outlined above for other executive officers in evaluating the base salary and other compensation of Francis F. Lee, the Chief Executive Officer of our company. The committee’s evaluation of Mr. Lee’s base salary is subjective, with no particular weight assigned to any one factor. Based upon an assessment of individual and overall company performance in fiscal 2006, the committee determined that Mr. Lee would receive a $320,000 bonus for fiscal 2006.
Compliance with Internal Revenue Code Section 162(m)
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Our company structures the performance-based portion of the compensation of executive officers in a manner that complies with Section 162(m).
     This report has been furnished by the Compensation Committee to the Board of Directors.
Richard L. Sanquini, Chairman
Federico Faggin
Keith B. Geeslin
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Our Compensation Committee consists of Messrs. Faggin, Geeslin, and Sanquini. No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company.

AUDIT COMMITTEE REPORT
     The Board of Directors has appointed an Audit Committee consisting of three directors. The current members of the Audit Committee are Jeffrey D. Buchanan, Richard L. Sanquini, and W. Ronald Van Dell. Each of the committee members is “independent” of our company and management, as that term is defined in Nasdaq rules.
     The primary responsibility of the committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our company’s financial reporting process, including overseeing the financial reports and other financial information provided by our company to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our company’s systems of internal accounting and financial controls; and the annual independent audit of our company’s financial statements.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
     In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor, and considered the compatibility of non-audit services with auditor independence.
     The committee discussed with the independent auditor the overall scope and plans for its audits. The committee met with the independent auditor, with and without management present, to discuss the results of its audit, its consideration of our company’s internal controls, and the overall quality of the financial reporting. The committee held five meetings with management of our company, all of which were attended by the independent auditor of our company, with respect to the company’s financial statements and audit or quarterly review procedures.
     Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended June 24, 2006 for filing with the SEC. The committee also has selected the company’s independent auditor of our company.
     The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is included as Appendix A to this proxy statement.
     The report has been furnished by the Audit Committee of the Board of Directors.
Jeffrey D. Buchanan, Chairman
Richard L. Sanquini
W. Ronald Van Dell

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.
     Based solely upon our review of the copies of such forms received by us during the fiscal year ended June 24, 2006, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.
PERFORMANCE GRAPH
     The following line graph compares cumulative total stockholder returns for the period from our initial public offering through fiscal 2006 for (1) our common stock, (2) the Nasdaq Composite Index, and (3) the Nasdaq Computer Index. The graph assumes an investment of $100 on January 29, 2002, the date on which our common stock began trading on Nasdaq as a result of our initial public offering. The calculations of cumulative stockholder return on the Nasdaq Composite Index and the Nasdaq Computer Index include reinvestment of dividends. The calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. Historical performance is not necessarily indicative of future performance.
COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN
Among Synaptics Incorporated, The Nasdaq Composite Index, and The Nasdaq Computer Index

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
     The following table sets forth certain information regarding the beneficial ownership of our common stock on September 1, 2006 by (1) each director; (2) the named executive officers as set forth under “Executive Compensation”; (3) all directors and executive officers as a group; and (4) each person or entity known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number (1)	Percent (2)
Directors and Executive Officers:
Francis F. Lee (3)	1,212,148	4.7%
Federico Faggin (4)	1,076,424	4.3%
Donald E. Kirby (5)	295,249	1.2%
Clark F. Foy (6)	89,874	*
Russell J. Knittel (7)	159,752	*
Thomas D. Spade (8)	55,207	*
Shawn P. Day, Ph.D. (9)	177,874	*
Keith B. Geeslin (10)	61,197	*
Richard L. Sanquini (11)	19,446	*
W. Ronald Van Dell (12)	26,231	*
Jeffrey D. Buchanan (13)	13,541	*
All directors and executive officers as a group (13 persons) (14)	3,278,087	12.1%

5% Stockholders:
FMR Corp. (15)	3,721,612	14.9%
D.E. Shaw Valence Portfolios, L.L.C. (16)	2,040,482	8.1%
Raj Rajaratnam and affiliates (17)	1,925,831	7.7%
Level Global Overseas Master Fund, Ltd. (18)	1,425,000	5.7%
T. Rowe Price Associates, Inc. (19)	1,391,750	5.6%

*	Less than 1%.

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property laws. Except as otherwise indicated, each person may be reached care of our company at 3120 Scott Blvd., Suite 130, Santa Clara, California 95054. The numbers percentages shown include the shares of common stock actually owned as of September 1, 2006 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date.

(2)	The percentages shown are calculated based on 25,046,353 shares of common stock outstanding on September 1, 2006. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of September 1, 2006 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(3)	Includes 4,000 shares held by Mr. Lee’s daughter, 8,000 shares held by Mr. Lee as custodian for his children, 29,502 shares held by Francis F. Lee and Evelyn C. Lee as Co-Trustees of the Lee 1999 Living Trust, 88,749 shares held by Evelyn C. Lee, Trustee of the Evelyn Lee 2002 Irrevocable Trust, 90,433 shares held by Francis F. Lee, Trustee of the Francis Lee 2002 Irrevocable Trust, and 983,330 shares issuable upon exercise of vested stock options. Mr. Lee disclaims beneficial ownership of the shares held by his daughter, and this proxy statement shall not be deemed to be an admission that Mr. Lee is the beneficial owner of these shares for any purpose.

(4)	Includes 207,866 shares issuable upon exercise of vested stock options.

(5)	Includes 267,811 shares issuable upon exercise of vested stock options.

(6)	Represents 89,874 shares issuable upon exercise of vested stock options.

(7)	Includes 154,727 shares issuable upon exercise of vested stock options.

(8)	Includes 827 shares held by Mr. Spade and his spouse as trustees of the Spade Family Trust and 54,376 shares issuable upon exercise of vested stock options.

(9)	Includes 109.186 shares issuable upon exercise of vested stock options.

(10)	Includes 49,999 shares issuable upon exercise of vested stock options.

(11)	Includes 711 shares held by Mr. Sanquini as trustee of the Sanquini 2002 Living Trust, 3,000 shares held by Mr. Sanquini’s spouse as trustee of the Sanquini 2002 Living Trust, and 15,727 shares issuable upon exercise of vested stock options.

(12)	Includes 25,520 shares issuable upon exercise of vested stock options.

(13)	Represents 13,541 shares issuable upon exercise of vested stock options.

(14)	Includes 2,063,100 shares issuable upon exercise of vested stock options.

(15)	The information is as reported on Schedule 13G as filed with the SEC on May 10, 2006. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. Of the shares, 3,681,912 are owned by various individual and institutional investors for which Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. (“Fidelity”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, Fidelity is deemed to be a beneficial owner of such shares, however, Fidelity expressly disclaims that it is, in fact, the beneficial owner of such shares.

(16)	The information is as reported on Amendment No. 1 to Schedule 13G as filed with the SEC on July 3, 2006. The address of D.E. Shaw & Co., L.P. and affiliates is 120 W. 45th Street, Tower 45, 39th Floor, New York, NY 10036. All of the shares are owned by D.E. Shaw Valence Portfolios, L.L.C. D.E. Shaw & Co., Inc. is the general partner of D.E. Shaw & Co., L.P., which in turn is the managing member and investment adviser of D.E. Shaw Valence Portfolios, L.L.C. Mr. David E. Shaw, as the President and sole shareholder of D.E. Shaw & Co., Inc., may be deemed to have shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, all of the shares described and, therefore, Mr. Shaw may be deemed to be the beneficial owner of such shares. Mr. Shaw disclaims beneficial ownership of such shares.

(17)	The information is as reported on Amendment No. 1 to Schedule 13G as filed March 24, 2006. Of these shares, 314,044 are owned by Galleon Advisors, L.L.C., and the remaining shares are owned by various entities affiliated with Mr. Rajaratnam as follows: (i) 119,450 shares are held by Galleon Captain’s Partners, L.P., (ii) 431,465 shares are held by Galleon Captain’s Offshore, Ltd., (iii) 106,494 shares are held by Galleon Technology Partners II, L.P., (iv) 428,506 shares are held by Galleon Technology Offshore, Ltd., (v) 10,000 shares are held by Galleon Explorers Partners, L.P., (vi) 40,000 shares are held by Galleon Explorers Offshore, Ltd., (vii) 78,100 shares are held by Galleon Communications Partners, L.P., (viii) 181,900 shares are held by Galleon Communications Offshore, Ltd., (ix) 25,000 shares are held by Galleon Diversified Fund, Ltd., (x) 153,298 shares are held by Galleon Buccaneer’s Offshore, Ltd., and (xi) 37,574 shares are held by Galleon Fleet Fund, Ltd. Pursuant to the partnership agreement of Galleon Captain’s Partners, L.P., Galleon Technology Partners II, L.P., Galleon Explorers Partners, L.P., and Galleon Communications Partners, L.P., Galleon Management, L.P. and Galleon Advisors, L.L.C. share all investment and voting power with respect to the securities held by Galleon Captain’s Partners, L.P., Galleon Technology Partners II, L.P., Galleon Explorers Partners, L.P., and Galleon Communications Partners, L.P. Pursuant to an investment management agreement, Galleon Management, L.P. has all investment and voting power with respect to the securities held by Galleon Captains Offshore, Ltd., Galleon Technology Offshore, Ltd., Galleon Communications Offshore, Ltd., Galleon Explorers Offshore, Ltd., Galleon Buccaneer’s Offshore, Ltd., and Galleon Fleet Fund. Raj Rajaratnam, as the managing member of Galleon Management, L.L.C., controls Galleon Management, L.L.C., which, as the general partner of Galleon Management, L.P., controls Galleon Management, L.P. Raj Rajaratnam, as the managing member of Galleon Advisors, L.L.C., also controls Galleon Advisors, L.L.C. The shares reported herein by Raj Rajaratnam, Galleon Management, L.P., Galleon Management, L.L.C., and Galleon Advisors, L.L.C. may be deemed beneficially owned as a result of the purchase of such shares by Galleon Captain’s Partners, L.P., Galleon Captain’s Offshore, Ltd., Galleon Technology Partners II, L.P., Galleon Technology

Offshore, Ltd., Galleon Explorers Partners, L.P., Galleon Explorers Offshore, Ltd., Galleon Communications Partners, L.P., Galleon Communications Offshore, Ltd., Galleon Buccaneer’s Offshore, Ltd., and Galleon Fleet Fund, Ltd., as the case may be. Each of Raj Rajaratnam, Galleon Management, L.P., Galleon Management, L.L.C., and Galleon Advisors, L.L.C. disclaims any beneficial ownership of the shares reported herein, except to the extent of any pecuniary interest therein. The address of Galleon Management, L.P. is 135 East 57th Street, 16th Floor, New York, NY 10022. The address for Mr. Rajaratnam and the other affiliates is c/o Galleon Management, L.P., 135 East 57th Street, 16th Floor, New York, NY 10022.

(18)	The information is as reported on Schedule 13G as filed with the SEC on February 2, 2006. The shares are held by Level Global Overseas Master Fund, Ltd. Pursuant to an investment management agreement, Level Global Investors, L.P. shares all voting and investment powers with respect to the securities held by Level Global Overseas Master Fund, Ltd. Level Global, L.L.C. acts as the general partner of Level Global Investors, L.P. David Ganek controls Level Global Investors, L.P. and Level Global, L.L.C. The address for Level Global Overseas Master Fund, Ltd. is c/o Citco Fund Services (Bermuda) Limited, Washington Mall West, 2nd Floor, 7 Reid Street, Hamilton HM11, Bermuda. The address for Level Global Investors, L.P., Level Global, L.L.C., and Mr. Ganek is 537 Steamboat Road, Suite 400, Greenwich, CT 06830.

(19)	The information is as reported on Amendment No. 3 to Schedule 13G as filed with the SEC on February 13, 2006. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. The shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares, however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
     Our Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of our company for the fiscal year ending June 30, 2007 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
     The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.
Fees
     The aggregate fees billed to our company by KPMG LLP, for the fiscal years ended June 24, 2006 and June 25, 2005, were as follows:

	2006	2005
Audit Fees	$896,000	$810,000
Audit-Related Fees (1)	38,000	165,000
Tax Fees (2)	93,965	316,068
All Other Fees	—	—

Total fees	$1,027,965	$1,291,068

(1)	Includes fees associated with the review by and the issuance of KPMG LLP’s consent in connection with our registration statement on Form S-3, including amendments thereto, and statutory audits of certain of our subsidiaries located outside the United States.

(2)	Includes fees for professional services rendered by KPMG LLP with respect to tax preparation and compliance and tax consulting. The fees for tax preparation and compliance were $89,540 and $157,325 in fiscal 2006 and 2005, respectively.

Audit Committee Pre-Approval Policies
     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor of our company. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.
     Our Audit Committee requires that the independent auditor of our company, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending June 30, 2007 must be received by us no later than May 22, 2007, in order to be included in the proxy statement and form of proxy relating to such meeting.
     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2007, except in circumstances where (1) we receive notice of the proposed matter no later than July 19, 2007, and (2) the proponent complies with the other requirements set forth in Rule 14a-4.
OTHER MATTERS
     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: September 19, 2006

Appendix A
SYNAPTICS INCORPORATED (the “Company”)
AUDIT COMMITTEE CHARTER
Purpose
The purpose of the Audit Committee (the “Committee”) shall be as follows:
1.	To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of the following:
a.	The integrity of the Company’s financial statements.

b.	The Company’s compliance with legal and regulatory requirements.

c.	The independent auditor’s qualifications and independence.

d.	The performance of the Company’s internal audit function, if any, and independent auditor.
3.	To prepare the report that SEC rules require be included in the Company’s annual proxy statement.
Composition
The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NASDAQ Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and each of whom must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company during the previous three-year period.
Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market may serve as a member of the Committee, subject to the following:
•	the director, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee, does not accept any consulting, advisory, or other compensatory fee from the Company and is not an affiliated person of the Company or any subsidiary of the Company;

•	the director is not a current officer or employee of the Company or a family member of such officer or employee;

•	the Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its shareholders;

•	the Company discloses in the next annual proxy statement subsequent to such determination (or the Form 10-K if an annual proxy statement is not filed), the nature of the relationship and the reasons for that determination;

•	no such person may serve as the Chairman of the Committee; and

•	no such person may serve on the Committee for more than two years.

No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an officer or owning more than 10 percent of the Company’s voting securities.
Qualifications
All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member either must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication (including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities) or be an “audit committee financial expert” under the requirements of the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.
Appointment and Removal
The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.
Chairman
Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.
Delegation to Subcommittees
In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.
Meetings
The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.
All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.
As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee, the independent auditor, or the internal auditor, if any, believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities
The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.
In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
The Committee shall be given full access to the Company’s internal auditor, if any, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.
Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company’s exposure to risk.
Documents/Reports Review
1.	Discuss with management and the independent auditor, prior to public dissemination, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.	Discuss with management and the independent auditor, prior to the Company’s filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.	Discuss with management and the independent auditor the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss with management and the independent auditor the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors
5.	Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the accounting firm.

6.	Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including resolving any disagreements between management and the independent auditor regarding financial reporting.

7.	Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8.	To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9.	Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10.	Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.

11.	Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:
a.	At least annually, obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

b.	Ensure the rotation of the lead (or coordinating) audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

c.	Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) audit partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulations S-X.

d.	Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process
12.	In consultation with the independent auditor, management, and the internal auditor, if any, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) all alternative treatments of financial statements within generally accepted accounting principals that have been discussed with the Company’s management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, including audit problems and difficulties, whether raised by management, the internal auditor, if any, and the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management, including any “management” letter or schedule of unadjusted differences.

13.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.	Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

15.	Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

16.	Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.

17.	Review and discuss with management and the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function, if any.

Legal Compliance/General
18.	Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

19.	Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

20.	Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies will provide that any public accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

21.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	Unless specifically delegated by the Board of Directors to the Compensation Committee of the Board of Directors, review and approve all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by the Company.

23.	Review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors.
Reports
24.	Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

25.	Report regularly to the full Board of Directors. In this regard, the Committee will review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function, if any.

26.	The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

27.	Maintain minutes or other records of meetings and activities of the Committee.
Limitation of Audit Committee’s Role
With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including the internal audit staff, if any, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

PROXY CARD
SYNAPTICS INCORPORATED
3120 SCOTT BLVD., SUITE 130
SANTA CLARA, CALIFORNIA 95054
2006 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of SYNAPTICS INCORPORATED, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated September 19, 2006, and hereby appoints Francis F. Lee and Russell J. Knittel, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company, to be held on Tuesday, October 17, 2006, at 11:00 a.m., local time, at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

COMMENTS:

(Continued and to be signed on the other side.)

ANNUAL MEETING OF STOCKHOLDERS OF
SYNAPTICS INCORPORATED
October 17, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided.¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	Election of Directors:						FOR	AGAINST	ABSTAIN
					2.	Proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 30, 2007.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:
		o	Keith B. Geeslin
		o	Jeffrey D. Buchanan

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

☐	FOR ALL EXCEPT (See Instructions below)
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the directors; FOR the ratification of the appointment of KPMG LLP as the independent auditor of our company for the fiscal year ending June 30, 2007; and as said proxies deem advisable on such other matters as may come before the meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee that you wish to withhold, as shown here: ●

Mark “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.